Q4 2018 Financial Results February 26, 2019

Safe Harbor Statement The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2019, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic and political uncertainty on our business; potential changes to federal, state, local and foreign laws, regulations, and policies; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients’ and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; maintaining effective internal controls; changes to tax levels, audits, investigations, tax laws or their interpretation; risks associated with managing growth organically and through acquisitions; risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions; legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and the risks detailed from time to time within our filings with the Securities and Exchange Commission, including the most recent Form 10-K. 2

Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q1 2019		Full Year 2019	
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$ 0.15	$ 0.18	$ 0.74	$ 0.86
Non-GAAP adjustment (1):				
Non-GAAP reconciling items	0.31	0.31	1.21	1.21
Tax effect of reconciling items	(0.08)	(0.08)	(0.30)	(0.30)
Adjusted EPS	$ 0.38	$ 0.41	$ 1.65	$ 1.77

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discounts and issuance costs, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. Perficient currently expects both its Q1 2019 and full year 2019 GAAP effective income tax rate to be approximately 24%. The Company's estimates of fully diluted shares for 2019, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1	Q2	Q3	Q4	Full Year
Fully Diluted Shares for 2019 (in millions)	32.2	32.0	31.9	31.8	32.0

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished February 26, 2019

PERFICIENT vision. execution. value.

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Operating Metrics

(in thousands, except per share data)	THREE MONTHS ENDED DECEMBER 31, 2018			YEAR ENDED DECEMBER 31, 2018		
	2018	2017	% Change	2018	2017	% Change
Revenues	$ 131,702	$ 133,478	(1)%	$ 498,375	$ 485,261	3%
Services Revenues*	$ 130,015	$ 117,427	11%	$ 494,001	$ 446,619	11%
Cost of Services**	$ 81,826	$ 74,615	10%	$ 319,831	$ 289,473	10%
Services Revenues Net of Cost	$ 48,189	$ 42,812	13%	$ 174,170	$ 157,146	11%
% of Services Revenues	37.1%	36.5%		35.3%	35.2%	
EBITDA Excluding Stock Compensation and Tax-Related Bonus	$ 21,651	$ 20,714	5%	$ 76,479	$ 70,847	8%
% of Services Revenues	16.7%	17.6%		15.5%	15.9%	
Income from Operations	$ 11,401	$ 4,939	131%	$ 35,944	$ 28,980	24%
% of Services Revenues	8.8%	4.2%		7.3%	6.5%	
Net Income	$ 7,477	$ 6,436	16%	$ 24,559	$ 18,581	32%
% of Services Revenues	5.8%	5.5%		5.0%	4.2%	
Adjusted Net Income	$ 15,110	$ 12,550	20%	$ 53,265	$ 41,883	27%
% of Services Revenues	11.6%	10.7%		10.8%	9.4%	
GAAP EPS	$ 0.23	$ 0.19	21%	$ 0.73	$ 0.55	33%
Amortization	0.13	0.12		0.49	0.44	
Stock Compensation	0.13	0.11		0.49	0.43	
Acquisition Costs/Earnout Adjustments	0.02	0.12		0.11	0.13	
Amortization of Debt Issuance Costs and Discounts	0.04	—		0.04	—	
Write-off of Unamortized Credit Facility Fees	—	—		—	0.01	
Tax-Related Bonus	—	0.08		—	0.08	
Tax Effect of Above Reconciling Items and 2017 Tax Act	(0.08)	(0.25)		(0.27)	(0.41)	
Adjusted EPS	$ 0.47	$ 0.37	27%	$ 1.59	$ 1.23	29%

* Services Revenues includes reimbursable expenses.

**Cost of Services excludes depreciation, amortization and tax-related bonus.

PERFICIENT vision. execution. value.

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Operating Metrics (in thousands) Q4 2018 Q3 2018 % Change Q4 2018 Q4 2017 % Change Services Revenue (including reimbursable expenses) $ 130,015 $ 122,879 6% $ 130,015 $ 117,427 11% Software and Hardware Revenue* $ 1,687 $ 1,054 60% $ 1,687 $ 16,051 (89)% Time & Materials ABR Q4 2018 Q3 2018 North American Employees $146 $146 Utilization Q4 2018 Q3 2018 North American Employees (Organic) 80% 80% Q4 2018 Q3 2018 Headcount Average Ending Average Ending North American Billable Employees 1,850 1,867 1,804 1,793 Subcontractors 247 239 222 228 Offshore Billable Employees 686 689 662 655 Total Billable Headcount 2,783 2,795 2,688 2,676 SG&A Headcount 493 504 455 458 Total Headcount 3,276 3,299 3,143 3,134 *Software and Hardware Revenue is presented on a net basis upon adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC Topic 606), effective January 1, 2018. 5

Solutions Data Revenue by Solution (Top 10) Q4 2018* Q3 2018* Q4 2017 Custom Applications 16% 15% 16% Management Consulting 15% 14% 11% Analytics 12% 14% 15% Commerce 10% 11% 11% Portals/Collaboration 9% 6% 5% Content Management 8% 9% 8% Business Integration 7% 7% 8% Customer Relationship Management 4% 5% 6% Business Process Management 3% 3% 4% Platform 2% 3% 4% *Q4 and Q3 2018 impacted by modified allocation and classification methodology for improved accuracy. 6

Industry Data Revenue by Industry (Top 10) Q4 2018 Q3 2018 Q4 2017 Healthcare/Pharma/Life Sciences 30% 30% 28% Financial Services/Banking/Insurance 15% 14% 13% Retail and Consumer Goods 11% 12% 8% Manufacturing 10% 10% 9% Automotive and Transport Products 10% 9% 9% Telecommunications 6% 5% 7% Electronics and Computer Hardware 5% 6% 8% Business Services 4% 5% 3% Energy and Utilities 4% 4% 2% Leisure, Media and Entertainment 3% 3% 3% 7

Platform Data Revenue by Platform Q4 2018 Q3 2018 Q4 2017 IBM/Redhat 21% 25% 27% Microsoft 16% 14% 20% Adobe/Magento/Marketo 13% 11% 9% Oracle 6% 7% 9% Sitecore 5% 5% 2% Pivotal 4% 3% 1% Salesforce 3% 3% 4% Other Technologies 27% 28% 22% Management Consulting* 5% 4% 6% *Platform independent 8